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                                                                    EXHIBIT 10.9
                                      Form 10-K for Year Ended December 31, 2000

                              EMPLOYMENT AGREEMENT

                  The Chicago Mercantile Exchange ("CME") and Satish Nandapurkar ("Employee") have entered into this Employment Agreement (the "Agreement") as of March 8, 2000.

                  WHEREAS, CME desires to employ Employee and Employee desires to be employed by CME, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, CME's market is worldwide and Employee will be given access to CME's customers, trade secrets, and confidential and proprietary information;

                  NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the parties agree as follows:

                  1. EMPLOYMENT. CME hereby agrees to employ Employee and Employee hereby agrees to be employed by CME upon the terms and subject to the conditions contained in this Agreement. The term of employment of Employee by CME pursuant to the Agreement (the "Employment Period") shall commence on March 8, 2000 (the "Effective Date") and shall end 11:59 p.m. on the day before the second annual anniversary of the Effective Date, unless earlier terminated pursuant to Section 6 hereof. The employment period may thereafter be extended only by mutual agreement, in writing, between CME and Employee.

                  2. POSITION AND DUTIES. Employee shall have the title of Managing Director of E-Business during the Employment Period. Employee shall perform those duties as determined by CME's Chief Executive Officer, including assisting in the development of electronic exchange markets by developing product technology applications for business to business transactions, as well as clearing and payments systems. During the Employment Period, Employee shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder and shall devote his full business time, attention and effort to the affairs of CME. Employee shall be subject to CME's employment policies in effect or as modified.

                  3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the CME shall pay to Employee a base salary at a rate of $250,000 per annum ("Base Salary"), payable in accordance with CME's normal payment schedule.

                  (b) BONUSES. Employee shall receive a guaranteed bonus of $200,000 for the 2000 calendar year, payable no later than January 31, 2001. Any other bonus during the term of this Agreement shall be provided at the sole discretion of the CME.

                  4. BENEFITS. Employee shall be entitled to insurance, vacation and other employee benefits commensurate with his position in accordance with CME's policies for executives in effect from time to time. Employee acknowledges receipt of a summary of CME's employee benefits policies in effect as the date of this Agreement.

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                  5.       EXPENSE REIMBURSEMENT. During the Employment Period,
CME shall reimburse Employee, in accordance with the CME's policies and procedures, for all proper expenses incurred by him in the performance of his duties hereunder.

                  6. TERMINATION. (a) DEATH. Upon the death of Employee, this Agreement shall automatically terminate and all rights of Employee and his heirs, executors and administrators to compensation and other benefits under this Agreement shall cease, except for compensation which shall have accrued to the date of death, including accrued Base Salary and a proportionate share of his unpaid guaranteed bonus ($20,000 for each full month employed during the calendar year 2000, except for the month of March 2000 for which he shall be regarded as being employed for the full month).

                  (b) DISABILITY. CME may, at its option, terminate this Agreement upon written notice to Employee if Employee, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with or without reasonable accommodation, required of him hereunder for a continuous period of 90 days or any 120 days within any 12-month period. Upon such termination, all obligations of CME hereunder shall cease, except for payment of accrued Base Salary and the proportionate share, as defined above, of the guaranteed bonus. In the event of any dispute regarding the existence of Employee's incapacity hereunder, the matter shall be resolved by the determination of a physician selected by the Chief Executive Officer of CME. Employee shall have the right to challenge that determination by presenting a contrary determination from a physician of his choice. In such event, a physician selected by agreement of Employee and CME will make the final determination. The Employee shall submit to appropriate medical examinations for purposes of making the medical determinations hereunder.

                  (c) CAUSE. (i) CME may, at its option, terminate Employee's employment under this Agreement for Cause. As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                           (A) any refusal by Employee to perform his duties and responsibilities under this Agreement or violation of any rule, regulation or guideline imposed by a regulatory or self regulatory body having jurisdiction over CME, after having been given written notice by CME and seven (7) days to cure such refusal or violation;

                           (B) any intentional act of fraud, embezzlement, theft or misappropriation of CME funds by Employee or Employee's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

                           (C) any gross negligence or willful misconduct of Employee resulting in a financial loss or liability to CME or damage to the reputation of CME;

                           (D) any breach by Employee of any one or more of the covenants contained in Section 7, 8 or 9 hereof.


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                  (ii)     The exercise of the right of CME to terminate this
Agreement pursuant to this Section 6(c) shall not abrogate any other rights or remedies of CME in respect of the breach giving rise to such termination.

                  (iii) If CME terminates Employee's employment for Cause, he shall be entitled to accrued Base Salary through the date of the termination of his employment and other employee benefits to which Employee is entitled upon his termination of employment with CME, in accordance with the terms of the plans and programs of CME.

                  (d) TERMINATION WITHOUT CAUSE. If, during the Employment Period, CME terminates the employment of Employee hereunder for any reason other than a reason set forth in subsections (a), (b) or (c) of this Section 6:

                  (i) Employee shall be entitled to receive accrued Base Salary through the date of the termination of his employment, the proportionate share, as defined above, of the guaranteed bonus, and other employee benefits to which Employee is entitled upon his termination of employment with CME, in accordance with the terms of the plans and programs of CME; and

                  (ii) a one time lump sum severance payment equal to 12 months of his Base Salary or the amount of Base Salary which Employee would earn through the termination date of this Agreement, whichever is less.


                  (e) VOLUNTARY TERMINATION. Upon 60 days prior written notice to CME (or such shorter period as may be permitted by CME), Employee may voluntarily terminate his employment with CME prior to the end of the Employment Period for any reason. If Employee voluntarily terminates his employment pursuant to this subsection (e), he shall be entitled to receive accrued Base Salary through the date of the termination of his employment and other employee benefits to which Employee is entitled upon his termination of employment with CME, in accordance with the terms of the plans and programs of CME.

                  7. CONFIDENTIAL INFORMATION. Employee acknowledges that the successful development of CME's services and products, including CME's trading programs and systems, current and potential customer and business relationships, and business strategies and plans requires substantial time and expense. Such efforts generate for CME valuable and proprietary information ("Confidential Information") which gives CME a business advantage over others who do not have such information. Confidential information includes, but is not limited to the following: trade secrets, technical, business, proprietary or financial information of CME not generally known to the public, business plans, proposals, past and current prospect and customer lists, trading methodologies, systems and programs, training materials, research data bases and computer software; but shall not include information or ideas acquired by Employee prior to his employment with CME if such pre-existing information is generally known in the industry and is not proprietary to CME.

                  (a) Employee shall not at anytime during the Employment Period or thereafter, make use of or disclose, directly or indirectly to any competitor or potential competitor of CME, or divulge, disclose or communicate to any person, firm, corporation, or


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other legal entity in any manner whatsoever, or for his own benefit and that of any person or entity other than CME, any Confidential Information;

                  (b) Upon termination for any reason, Employee shall return to CME all records, memoranda, notes, plans, reports, computer tapes and equipment, software and other documents or data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof) and all credit cards, keys and other materials and equipment which are CME's property that he has in his possession or control.

                  8. NON-COMPETITION; NON-SOLICITATION. (a) GENERAL. The Employee acknowledges that in the course of his employment with CME he has and will become familiar with trade secrets and other confidential information concerning CME and that this information and his services are and will be of special, unique and extraordinary value to CME.

                  (b) NON-COMPETITION. Employee agrees that during the period of his employment with CME and for a period of one year after the termination of this Agreement for any reason (the "Non-competition Period") he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in developing product and technology applications for business transactions or developing product and technology applications for clearing and payments systems in connection with an electronic exchange market for spot commodities, raw materials and non-traditional or exotic derivative products in any area worldwide.

                  (c) NON-SOLICITATION. Employee further agrees that during the Non-competition Period he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of CME to terminate or abandon his or her employment for any purpose whatsoever or (ii) call on, service, solicit or otherwise do business with any customer of CME or any potential customer whose business CME has solicited during the period of Employee's employment hereunder.

                  (d)      REFORMATION. If, at any time of enforcement of this
Section 8, a court holds that the restrictions stated herein are unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  9. INTELLECTUAL PROPERTY. During the Employment Period, Employee shall disclose to CME and treat as confidential information all ideas, methodologies, product and technology applications that he develops during the course of his employment with CME that relates directly or indirectly to CME's e-commerce business or any other CME business. Employee hereby assigns to CME his entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by Employee or developed or acquired by him during the Employment Period, which may pertain directly or indirectly to the business of the CME. Employee shall at any time during or after the Employment Period, upon CME's request,


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execute, acknowledge and deliver to CME all instruments and do all other acts which are necessary or desirable to enable CME to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries with respect to intellectual property developed or which was being developed during the Employment Period.

                  10. REMEDIES. Employee agrees that given the nature of CME's business, the scope and duration of the restrictions in paragraphs 7, 8 and 9 are reasonable and necessary to protect the legitimate business interests of CME and do not unduly interfere with Employee's career or economic pursuits. Employee recognizes and agrees that a breach of any or all of the provisions of Sections 7, 8 and 9 will constitute immediate and irreparable harm to CME's business advantage, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that CME shall therefore be entitled to an injunction or injunctions to prevent any breach or threatened breach of any such section. Employee agrees to reimburse CME for all costs and expenses, including reasonable attorney's fees, incurred by CME in connection with the enforcement of its rights under Sections 7, 8 and 9 of this Agreement.

                  11. SURVIVAL. Sections 7, 8, 9 and 10 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

                  12. ARBITRATION. Except with respect to Sections 7, 8, and 9, any dispute or controversy between CME and Employee, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Chicago, Illinois, in accordance with the applicable arbitration rules of the American Arbitration Association and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of CME and Employee.

                  13. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (i) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (ii) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 13:

                  If to CME, to:

                           Craig Donohue
                           Senior Vice President and General Counsel
                           Chicago Mercantile Exchange
                           30 S. Wacker
                           Chicago, IL 60606


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                           (312) 930-3323

                  If to Employee, to:

                           Satish S. Nandapurkar
                           680 N. Lakeshore Dr. #1218
                           Chicago, IL 60611
                           (312) ___- _____

                  14. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  15. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

                  16. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by Employee and his heirs, executors, administrators and legal representatives, and by CME and its successors and assigns.

                  17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

                  18. ACKNOWLEDGMENT. Employee acknowledges that he has read, understood, and accepts the provisions of this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHICAGO MERCANTILE EXCHANGE                  SATISH NANDAPURKAR


BY:                                          BY:
   --------------------------------             --------------------------------


Date:                                        Date:
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